UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 4, 2014

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) and (c)

On September 8, 2014, Rocket Fuel Inc. (the “Company”) announced that J. Peter Bardwick, its Chief Financial Officer, has given notice of his intention to resign as CFO to pursue other opportunities closer to his home and family. Mr. Bardwick will continue to serve as CFO through the end of the Company's third fiscal quarter ending September 30, 2014 and will continue with the Company in a consulting capacity thereafter.

Beginning on October 1, 2014, Ms. Bela Pandya, the Company's Vice President of Finance, will serve as interim CFO until a permanent replacement has been hired. Ms. Pandya, who is 44, will also serve as principal financial officer and principal accounting officer for the Company. Ms. Pandya joined Rocket Fuel in 2013 as Vice President of Finance. From 2004 to 2013, Ms. Pandya was with Quinstreet, Inc., an online marketing company, where she served in various positions, including assistant controller from 2008 to 201, and controller from 2011 to 2013.

Item 7.01 Regulation FD Disclosure
The Company issued a press release, dated September 8, 2014, regarding the CFO transition. In the press release, the Company also reaffirmed the financial guidance for the third quarter and full year of 2014 that it provided on its second quarter earnings call on August 5, 2014. The press release is furnished herewith as Exhibit 99.1.
The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press release announcing CFO transition and reaffirmation of guidance dated September 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ J. PETER BARDWICK
J. Peter Bardwick Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 8, 2014

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release announcing CFO transition and reaffirmation of guidance dated September 8, 2014